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                                                                    EXHIBIT 4.21




                                    FORM OF
                                PLEDGE AGREEMENT

                 PLEDGE AGREEMENT, dated as of           , 1997 (this
"Agreement"), among Clear Channel Communications, Inc., a Texas corporation (the "Company"),_________________, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and {_______________________}, as purchase contract agent and as attorney-in-fact of the Holders (as hereinafter defined) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

                 A. The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there will be issued ___% __________________________ Securities (the "Securities").

                 B. Each Security consists of (a) one Purchase Contract (as hereinafter defined) and (b) ___% ________ due ___________
         ("Collateral Securities") having a principal amount of liquidation preference equal to $________ (the "Stated Amount") and maturing on ________________ (the "Final Settlement Date"), subject to the pledge of such Collateral Securities created hereby.

                 C. Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Collateral Securities constituting part of such Securities as provided herein and subject to the terms hereof.

                 D. Accordingly, the Company, the Collateral Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:
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                 Section 1.  Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                 2. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 "Act" has the meaning specified in the Purchase Contract Agreement.

                 "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                 {"Applicable Treasury Regulations" means Subpart 0-Book-Entry Procedures of Title 31 of the Code of Federal Regulations (31 CFR (S) 306.115 et. seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book entry U.S. Treasury Securities.}

                 "Board Resolution" has the meaning specified in the Purchase Contract Agreement.

                 "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

                 "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

                 "Collateral Securities" has the meaning specified in the Recitals.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

                 "Early Settlement" has the meaning specified in the Purchase Contract Agreement.
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                 "Early Settlement Amount" has the meaning specified in the
Purchase Contract Agreement.

                 "Final Settlement Date" has the meaning specified in the Recitals.

                 "Holder" when used with respect to a Security, or a Purchase Contract constituting a part thereof, has the meaning specified in the Purchase Contract Agreement.

                 "Opinion of Counsel" has the meaning specified in the Purchase Contract Agreement.

                 "Outstanding Securities" has the meaning specified in the Purchase Contract Agreement.

                 "Outstanding Security Certificates" has the meaning specified in the Purchase Contract Agreement.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Pledge" has the meaning specified in Section 2 hereof.

                 "Pledged Collateral Securities" has the meaning specified in
Section 2 hereof.

                 "Purchase Contract" has the meaning specified in the Purchase Contract Agreement.

                 "Purchase Contract Agent" has the meaning specified in the first paragraph of this instrument.

                 "Security" has the meaning specified in the Recitals.

                 "Security Certificate" has the meaning specified in the Purchase Contract Agreement.

                 "Stated Amount" has the meaning specified in the Recitals.

                 "Termination Event" has the meaning specified in the Purchase Contract Agreement.

                 Section 2. The Pledge. The Holders from time to time of the Securities acting through the Purchase Contract
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Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral
Agent, as collateral security for the performance when due by such Holders of their respective obligations under the Purchase Contracts constituting part of such Securities, for the benefit of the Company, a security interest in all of the right, title and interest of such Holders in the Collateral Securities constituting a part of such Securities. Prior to or concurrently with the execution and delivery of this Agreement, the initial Holders and the Collateral Agent shall (i) cause the Collateral Securities to be delivered to the Collateral Agent by Federal Reserve Bank-Wire or by book-entry transfer through the facilities of the Depositary Trust Company, as the case may be, to the account of the Collateral Agent designated by it for such purpose and (ii) take appropriate action so that the applicable Federal Reserve Bank through which such Collateral Securities have been purchased will reflect such transfer and the Pledge by appropriate entries in its records in accordance with Applicable Treasury Regulations. In addition, the execution and delivery hereof by the Purchase Contract Agent and the Collateral Agent shall constitute
(i) the notification to the Collateral Agent (as bailee or otherwise) of the Pledge and (ii) an acknowledgment by the Collateral Agent (as third party in possession or otherwise) of the Pledge and of its holding of such Collateral Securities subject to the Pledge, in each case, for purposes of perfecting the Pledge under Applicable Treasury Regulations and other applicable law, as the case may be, including, to the extent applicable, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction. The pledge provided in this Section 2 is herein referred to as the "Pledge" and the Collateral Securities subject to the Pledge, excluding any Collateral Securities released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as the "Pledged Collateral Securities." Subject to the Pledge, the Holders from time to time of the Securities shall have full beneficial ownership of the Collateral Securities constituting a part of such Securities.

                 Section 3. Payments of Principal, Redemption Price and Distributions. (a) All payments of principal or redemption price of, or distributions on, any Collateral Securities constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such interest payment is received by the Collateral Agent on a day that is not a Business Day or after 2:00 p.m., New York City time, on a Business Day, then such payment
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shall be made no later than 9:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) distributions with respect to any Collateral Securities and (B) any principal or redemption payments with respect to any Collateral Securities that have been released from the Pledge pursuant to Section 4 hereof, to the Purchase Contract Agent to the account designated by it for such purpose and (ii) in the case of principal or redemption payments on any Pledged Collateral Securities, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Collateral Securities are a part under the Purchase Contracts forming a part of such Securities. All such payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal or in respect of redemption on account of any Pledged Collateral Securities, the Purchase Contract Agent shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver over to the Company) for application to the obligations of the Holders of the Securities of which such Collateral Securities are a part under the Purchase Contracts relating to the Securities of which such Collateral Securities are a part, and such Holders shall acquire no right, title or interest in any such payments of principal or in respect of redemption so received.

                 Section 4. Release of Pledged Collateral Securities. (a) Upon notice to the Collateral Agent by the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Pledged Collateral Securities from the Pledge and shall transfer all such Collateral Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

                 (b) Upon notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, and that the Purchase Contract Agent has received from such Holders, and paid to the Company, the related
Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early
Settlement have been satisfied, then the Collateral Agent shall release from the Pledge
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Pledged Collateral Securities with a principal amount or liquidation preference equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement.

                 (c) Transfers of Collateral Securities pursuant to Section 4(a) or (b) shall be by Federal Reserve Bank-Wire, book-entry transfer through the facilities of the Depository Trust Company or in another appropriate manner, (i) if the Collateral Agent shall have received such notification at or prior to 1:00 p.m., New York City time, on a Business Day, then no later than 2:00 p.m., New York City time, on such Business Day and (ii) if the Collateral Agent shall have received such notification on a day that is not a Business Day or after 1:00 p.m., New York City time, on a Business Day, then no later than 9:00 a.m., New York City time, on the next succeeding Business Day.

                 Section 5. Rights and Remedies. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Pledged Collateral Securities of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

                 (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of, or in respect of the redemption of, any Pledged Collateral Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Collateral Securities are a part under the Purchase Contracts forming a part of such Securities, the Collateral Agent shall have and may exercise, with reference to such Pledged Collateral Securities and such obligation of such Holder, any and all of the rights and remedies available to a secured party under the Code after default by a debtor, and as otherwise granted herein or under any other law.

                 (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of, in respect
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of redemptions of or distributions on the Pledged Collateral Securities.

                 (d) The Purchase Contract Agent agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent shall execute and deliver such further documents and so such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.

                 Section 6. The Collateral Agent. The Collateral Agent and the Company hereby agree between themselves as follows (it being understood and agreed that neither the Purchase Contract Agent nor any Holder of Securities shall have any rights under this Section 6):

                 6.01. Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible to the Company for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 6.02 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (c) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited
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hereunder.  Subject to the foregoing, during the terms of this Agreement the
Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Pledged Collateral Securities hereunder.

                 No provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Pledged Collateral Securities.

                 6.02. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 6.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

                 6.03. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

                 6.04. Rights in Other Capacities. The Collateral Agent and its affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their subsidiaries or affiliates) as if it were not acting as the
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Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Purchase Contract agent and any Holder or Securities without having to account for the same to the Company, provided that the Collateral Agent covenants and agrees with the Company that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Collateral Securities.

                 6.05. Non-Reliance on Collateral Agent. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates.

                 6.06. Compensation and Indemnity. The Company agrees: (i) to pay the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder and (ii) to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

                 6.07. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other person or entity with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally
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determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

                 6.08. Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below,
(a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Collateral Securities) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be
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discharged from its duties and obligations as Collateral Agent hereunder.
After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

                 Promptly following the removal or resignation of the Collateral Agent the Company shall give written notice thereof to Moody's Investors Services, Inc.

                 6.09. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

                 The provisions of this Section 6 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

                 Section 7.  Amendment.

                 7.01. Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement in form satisfactory to the Company, the Collateral Agent and the Purchase Contract Agent, for any of the following purposes:

                 1. to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                 2. to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 3. to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent or Purchase Contract Agent; or

                 4. to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.
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                 7.02.  Amendment with Consent of Holders.  With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company, the agent and the Collateral Agent, the Company, when authorized by the Board Resolution, the Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 1. change the amount or type of Collateral Securities underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral Securities or otherwise adversely affect the Holder's rights in or to such Collateral Securities; or

                 2. otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                 3. reduce the percentage of Outstanding Securities the consent of whose Holders is required for any such amendment.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such act shall approve the substance thereof.

                 7.03. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.01 hereof, with respect to the Collateral Agent, and Section 701 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

                 7.04. Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and
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delivered under the Purchase Contract Agreement shall be bound thereby.

                 7.05. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

                 Section 8.  Miscellaneous.

                 8.01. No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 8.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
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                 8.03.  Notices.  All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 8.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

                 8.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 8.06. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                 8.07. Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the

Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and
(ii) the enforcement of this Section 8.07; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

                 8.08. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Securities hereunder, shall be absolute and unconditional irrespective of:

                 1. any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

                 2. any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, of any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                 3. any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CLEAR CHANNEL COMMUNICATIONS, INC.

By:  /s/
----------------------------------
Name:
Title:

Address for Notices:

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216
(210) 822-2828


as Purchase Contract Agent and as
attorney-in-fact of the Holders form
time to time of the Securities


By:  /s/
----------------------------------
Name:
Title:

Address for Notices:



as Collateral Agent

By:  /s/
----------------------------------
Name:
Title:

Address for Notices: